                         WARRANT AGREEMENT dated as of March 31, 1997 (this
                    "Agreement"), between TRANS WORLD AIRLINES, INC., a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent (the "Warrant Agent").

          The Company desires to issue the redeemable warrants (the "Warrants") described herein. The Warrants will be issued in connection with an offering by the Company (the "Units Offering") of 50,000 units (the "Units") (subject to adjustment to up to 57,500 Units in the event that PaineWebber Incorporated (the "Initial Purchaser") exercises its over-allotment option (the "Over-Allotment Option") pursuant to the Purchase Agreement dated as of March 27, 1997, between the Initial Purchaser and the Company) each consisting of (i) 12% Senior Secured Notes Due 2002 with a principal amount at maturity of $1,000 (collectively, the "Notes") and (ii) one Warrant. Each Warrant will entitle the holder thereof (the "Holder") to purchase 126.26 shares of common stock, par value, $0.01 per share of the Company ("Common Stock"), subject to adjustment as provided herein. In connection with the sale of the Units, 50,000 Warrants (subject to adjustment in the event that the Initial Purchaser exercises the Over-Allotment Option) will be issued to the purchasers of the Units which 50,000 Warrants will initially entitle the Holders thereof to purchase in the aggregate 6,313,000 shares of Common Stock.

          The Warrants and Notes will not be separately transferable until the earliest of (i) June 29, 1997, (ii) the date on which an exchange offer registration statement or a shelf registration statement for the Notes is declared effective by the Securities and Exchange Commission or (iii) such date as PaineWebber Incorporated shall determine (the "Separation Date").

          The Company further desires the Warrant Agent to act on behalf of the Company in connection with the issuance of the Warrants as provided herein and the Warrant Agent is willing to so act.

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Warrants:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

          SECTION 1.01.  Definitions.
                         -----------

          "Affiliate" of any Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (ii) any other Person who is a director or executive officer (A) of such Person, (B) of any subsidiary of such Person or (C) of any Person described in clause (i) above. For purposes hereof, (a) "control" of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and
(b) beneficial ownership of 5%
or more of the voting common equity (on a fully diluted basis) or warrants to purchase such equity (whether or not currently exercisable) of a Person shall be deemed to be in control of such Person; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Board" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

          "Business Day" means each day that is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

          "Combination" means an event in which the Company consolidates with, merges with or into, or sells all or substantially all of its assets to another Person.

          "Current Market Value" per share of Common Stock or any other security at any date means (i) if the security is not registered under the Exchange Act,
(a) the value of the security, determined in good faith by the Board and certified in a board resolution, based on the most recently completed arm's-length transaction between the Company and a Person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the value of the security as determined by an independent financial expert or (ii) if the security is registered under the Exchange Act, the average of the daily closing prices (or the equivalent in an over-the-counter market) for each Business Day during the period commencing 15 Business Days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 15 consecutive Business Days before such date, the average of the daily closing bid prices (or such equivalent) for all of the Business Days before such date for which daily closing bid prices are available; provided, however, that if the closing bid price is not determinable for at least ten Business Days in such period, the "Current Market Value" of the security shall be determined as if the security were not registered under the Exchange Act.

          "DTC" means The Depository Trust Company, or any successor thereto.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exercise Date" means, for a given Warrant, the day on which such Warrant is exercised pursuant to Section 3.04.

          "Indenture" means the Indenture dated as of March 31, 1997, from the Company to the Trustee, with respect to the Notes, as it may be amended or supplemented from time to time.

          "Issue Date" means the date on which Warrants are initially issued.

          "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company.

          "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "SEC" means the Securities and Exchange Commission, or any successor agency or body performing substantially similar functions.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Trustee" means First Security Bank, National Association or any successor trustee under the Indenture.

          "Warrant Certificates" mean the registered certificates (including without limitation, the global certificates) issued by the Company under this Agreement representing the Warrants.

          "Warrant Shares" mean the shares of Common Stock (and any other securities) for which the Warrants are exercisable.

          SECTION 1.02.  Other Definitions.
                         ------------------                 Defined in
      Term                                                   Section
      ----                                                  ----------
"Agreement"................................................  Recitals
"Certificate Register".....................................    2.04
"Common Stock".............................................  Recitals
"Company"..................................................  Recitals
"Delivering Seller.........................................    5.05
"Employee Preferred Stock".................................    4.04
"ESIP".....................................................    4.04
"Exempted Issuances".......................................    4.04
"Exercise Price"...........................................    3.01
"Expiration Date"..........................................    3.02(b)
"Holders"..................................................  Recitals
"KESIP"....................................................    4.04
"Notes"....................................................  Recitals
"Notice of Redemption".....................................    3.09
"Redemption Date"..........................................    3.09
"Redemption Price..........................................    3.09
"Registrar"................................................    3.07
"Rights....................................................    4.02
"Rights Agreement..........................................    4.02
"Separability Legend"......................................    2.02(b)
"Separation Date"..........................................  Recitals
"Successor Company"........................................    4.05(a)

"Transfer Agent"...........................................    3.05
"Transfer Restricted Warrant"..............................    5.08
"Transfer Restricted Warrant Share"........................    5.08
"Units"....................................................  Recitals
"Warrant Agent"............................................  Recitals
"Warrant Liquidated Damages"...............................    5.08
"Warrant Registration Default".............................    5.08
"Warrants".................................................  Recitals
"Warrant Shelf Registration Statement".....................    5.01

          SECTION 1.03.  Rules of Construction.  Unless the text otherwise
                         ----------------------
requires:

               (i)   a defined term has the meaning assigned to it;

               (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

               (iii) "or" is not exclusive;

               (iv)  "including" means including without limitation; and

               (v) words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE 2

                              WARRANT CERTIFICATES
                              --------------------

          SECTION 2.01.  Form and Dating.  Each Warrant Certificate shall be
                         ---------------
substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Agreement. The Warrant Certificates may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company) and shall bear the legends required by Section 2.02. Each Warrant Certificate shall be dated the date of its countersignature. The terms of the Warrant Certificate set forth in Exhibit A are part of the terms of this Agreement.

          SECTION 2.02  Legends.  (a)  Each Warrant Certificate shall bear the
                        -------
following legend:

                    "THE COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF THE COMPANY FOR WHICH THIS WARRANT IS EXERCISABLE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ANY APPLICABLE STATE SECURITIES

                    LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. ACCORDINGLY, NO HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC, OR (ii) THE ISSUANCE OF SUCH SHARES IS PERMITTED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

          (b) Each Warrant Certificate issued prior to the Separation Date shall bear the following legend (the "Separability Legend"):

                    "THE WARRANTS REPRESENTED BY THIS CERTIFICATE WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT AT MATURITY OF 12% SENIOR SECURED NOTES DUE 2002 OF TRANS WORLD AIRLINES, INC. (THE "NOTES") AND ONE WARRANT. PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EARLIEST OF (i) JUNE 29, 1997, (ii) THE DATE ON WHICH AN EXCHANGE OFFER REGISTRATION STATEMENT OR A SHELF REGISTRATION STATEMENT FOR THE NOTES IS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION OR (iii) SUCH EARLIER DATE AS PAINEWEBBER INCORPORATED MAY, IN ITS DISCRETION, DEEM APPROPRIATE, THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE NOTES."

          (c) Each Warrant Certificate issued prior to the second anniversary of the original issuance of the Units, unless otherwise agreed by the Company and the Holder thereof, shall bear the following legends:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED

     THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
     SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER."

          "THE HOLDER OF THESE SECURITIES BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE WHICH IS THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE AND THE LAST DATE ON WHICH THE CORPORATION OR ANY AFFILIATE OF THE CORPORATION WAS THE OWNER OF THESE SECURITIES (OR ANY PREDECESSOR OF THESE SECURITIES) ONLY (A) TO THE CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH
     (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE CORPORATION'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE, OR TRANSFER (i) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THESE SECURITIES IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

          (d) Each Warrant Certificate issued in global form and deposited with DTC shall bear the following legends:

          "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK

CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

          "TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO HEREIN."

          (e) Each Warrant issued in definitive form will also bear the following additional legend:

          "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

          "BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S."

          SECTION 2.03.  Execution and Countersignature. Two Officers shall sign
                          -----------------------------
the Warrant Certificates for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Warrant Certificate and may be in facsimile form. If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant
Agent countersigns the Warrant Certificate, the Warrant   Certificate shall
nevertheless be valid. A Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent manually countersigns the Warrant Certificate. Such authorized signature shall be conclusive evidence that the Warrant Certificate has been countersigned under this Agreement.

          The Warrant Agent shall initially countersign and deliver Warrant Certificates entitling the Holders thereof to purchase in the aggregate not more than 6,313,000 Warrant

Shares upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

          The Warrant Agent may appoint an agent reasonably acceptable to the Company to countersign the Warrant Certificates. Unless limited by the terms of such appointment, such agent may countersign Warrant Certificates whenever the Warrant Agent may do so. Each reference in this Agreement to countersignature by the Warrant Agent includes countersignature by such agent. Such agent will have the same rights as the Warrant Agent for service of notices and demands.

          SECTION 2.04.  Certificate Register.  The Warrant Agent shall keep a
                          -------------------
register ("Certificate Register") of the Warrant Certificates and of their transfer and exchange. The Certificate Register shall show the names and addresses of the respective Holders and the date and number of Warrants represented on the face of each Warrant Certificate. The Company and the Warrant Agent may deem and treat the Person in whose name a Warrant Certificate is registered as the absolute owner of such Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

          SECTION 2.05.  Separation of Warrants and Notes.  (a)  Prior to the
                         --------------------------------
Separation Date, no Warrant may be sold, assigned or otherwise transferred to any Person unless, simultaneously with such transfer, the Warrant Agent receives confirmation from the Trustee for the Notes that the Holder thereof has requested a transfer of the related Notes to the same transferee.

          (b) On or after the Separation Date, the holder of a Warrant Certificate containing a Separability Legend may surrender such Warrant Certificate accompanied by a written application to the Warrant Agent, duly executed by the Holder thereof, for a new Warrant Certificate or certificates not containing the Separability Legend.

          SECTION 2.06.  Transfer and Exchange.  The Warrant Certificates shall
                         ---------------------
be issued in registered form only and shall be transferable only upon the surrender of such Warrant Certificate for registration of transfer. When a Warrant Certificate is presented to the Warrant Agent with a request to register a transfer, the Warrant Agent shall register the transfer as requested if the reasonable requirements of the Warrant Agent and of Section 8-401(1) of the Uniform Commercial Code as in effect in the State of New York are met; provided, however, that prior to the Separation Date the Warrant Agent shall not register a transfer of a Warrant Certificate and such transfer will be void and of no effect unless the Notes that are a part of the same Unit as the Warrants represented by the Warrant Certificate to be transferred are simultaneously transferred to the same transferee. To permit the registration of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign Warrant Certificates at the Warrant Agent's request. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrant Certificates surrendered upon such registration of transfer or exchange. No service charge will be made to a Holder for any registration of transfer or exchange upon surrender of any Warrant Certificate at the office of the

Warrant Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates but not for any exchange or original issuance (not involving a transfer) pursuant to Section 2.08, 3.04 or 3.05.

          SECTION 2.07.  Replacement Certificates.  If a mutilated Warrant
                         ------------------------
Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate claims that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent shall countersign a replacement Warrant Certificate if the reasonable requirements of the Warrant Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. If required by the Warrant Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss which either of them may suffer if a Warrant Certificate is replaced. The Company and the Warrant Agent may charge the Holder for their expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate is an additional obligation of the Company.

          SECTION 2.08.  Temporary Certificates.  Until definitive Warrant
                         ----------------------
Certificates are ready for delivery, the Company may prepare and the Warrant Agent shall countersign temporary Warrant Certificates. Temporary Warrant Certificates shall be substantially in the form of definitive Warrant Certificates but may have variations that the Company considers appropriate for temporary Warrant Certificates. Without unreasonable delay, the Company shall prepare and the Warrant Agent shall countersign definitive Warrant Certificates and deliver them in exchange for temporary Warrant Certificates.

          SECTION 2.09.  Cancellation.  (a)  In the event the Company shall
                         ------------
purchase or otherwise acquire Warrant Certificates, the same shall thereupon be delivered to the Warrant Agent for cancellation.

          (b) The Warrant Agent and no one else shall cancel and destroy all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Warrant Agent to deliver canceled Warrant Certificates to the Company. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they represent Warrants which have been exercised or Warrants which the Company has purchased or otherwise acquired.

                                   ARTICLE 3

                                 EXERCISE TERMS
                                 --------------

          SECTION 3.01.  Exercise Price.  Each Warrant shall initially entitle
                         --------------
the Holder thereof, subject to adjustment pursuant to the terms of this Agreement, to purchase 126.26 shares of Common Stock for a per share exercise price (the "Exercise Price") of $7.92.

          SECTION 3.02.  Exercise Periods.  (a)  Subject to the terms and
                         ----------------
conditions set forth herein, the Warrants shall be exercisable at any time or from time to time on or after March 31, 1998; provided, however, that Holders of Warrants will be able to exercise their Warrants only if (i) the Warrant Shelf Registration Statement is effective, or (ii) the exercise of such Warrants is exempt from the registration requirements of the Securities Act, and the Warrant Shares are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such holders reside.

          (b) No Warrant shall be exercisable after the earlier of 5:00 p.m. New York City time on (i) April 1, 2002 (the "Expiration Date"), or (ii) if the Company exercises its right to redeem such Warrant pursuant to Section 3.09 hereof and has deposited with the Warrant Agent in accordance with Section 3.09(c) hereof, cash or an irrevocable letter of credit issued by a national or state bank sufficient in amount to purchase all of the Warrants stated in the applicable Notice of Redemption (as defined in Section 3.09) given to the Warrant Agent, the applicable Redemption Date (as defined in Section 3.09).

          SECTION 3.03.  Expiration.  Each Warrant shall terminate and become
                         ----------
void as of the earliest of (i) the close of business on the Expiration Date,
(ii) the date such Warrant is exercised or (iii) the date on which the Redemption Price (as defined in Section 3.09) with respect to such Warrant is paid to the Holder thereof. The Company shall give notice not less than 90 and not more than 120 days prior to the Expiration Date to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of the close of business on the Expiration Date; provided, however, that if the Company fails to give notice as provided in this Section 3.03, the Warrants will nevertheless expire and become void on the Expiration Date.

          SECTION 3.04.  Manner of Exercise.  Warrants may be exercised upon (i)
                         ------------------
surrender to the Warrant Agent at the office of the Warrant Agent of the related Warrant Certificate, together with the form of election to purchase Common Stock on the reverse thereof duly filled in and signed by the Holder thereof, and (ii) payment to the Warrant Agent, for the account of the Company, of the Exercise Price for each Warrant Share issuable upon the exercise of such Warrants then exercised. Such payment shall be made at the option of the Holder either (x) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose or (y) prior to the maturity date of the Notes, by the surrender to the Company for cancellation of Notes with a principal amount equal to the aggregate Exercise Price for all shares issuable upon exercise of such Warrant. If payment of the Exercise Price is to be made by the cancellation of Notes, the holder of such Note shall not be entitled to receive or otherwise be credited with, and by surrendering such Note for cancellation expressly waives any and all rights to receive or otherwise be credited with, any accrued but unpaid interest on, or liquidated damages with respect to, such tendered Note. Subject to the provisions of this Warrant Agreement, the rights represented by the Warrants shall be exercisable at the election of the Holders thereof either in full at any time or from time to time in part and in the event that a Warrant Certificate is surrendered for exercise of less than all the Warrants represented by such Warrant Certificate at any time prior to the Expiration Date, a new Warrant Certificate representing the remaining

Warrants shall be issued. The Warrant Agent shall countersign and deliver the required new Warrant Certificates, and the Company, at the Warrant Agent's request, shall supply the Warrant Agent with Warrant Certificates duly signed on behalf of the Company for such purpose. The Warrant Agent shall account promptly to the Company with respect to all Warrants exercised, and shall concurrently deliver to the Company all funds or Notes acquired with respect to the purchase of shares of Common Stock upon exercise of the Warrants.

          SECTION 3.05.  Issuance of Warrant Shares.  Subject to Section 2.07,
                         --------------------------
upon the surrender of Warrant Certificates and payment of the per share Exercise Price, as set forth in Section 3.04, the Company shall issue and cause the Warrant Agent or, if appointed, a transfer agent for the Common Stock ("Transfer Agent") to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise, to the Person or Persons entitled to receive the same, together with cash as provided in Section 3.06 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the per share Exercise Price, as aforesaid; provided, however, that if, at such date, the transfer books for the Warrant Shares shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificates for such Warrant Shares; provided further, however, that such transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 calendar days.

          SECTION 3.06.  Fractional Warrant Shares.  The Company shall not be
                         -------------------------
required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.06, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Current Market Value per Warrant Share, as determined on the trading day immediately preceding the date the Warrant is exercised, multiplied by such fraction, computed to the nearest whole cent. Each Holder, by acceptance of a Warrant Certificate, expressly waives any and all rights to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

          SECTION 3.07.  Reservation of Warrant Shares.  The Company shall at
                         -----------------------------
all times keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The registrar for the Common Stock (the "Registrar") shall at all times until the Expiration Date reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent. The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants shall, upon the payment of the Exercise Price and issue in accordance with the terms of this Warrant Agreement, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests, created by or through the Company with respect to the issue thereof. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section
3.06. The Company will furnish to such Transfer Agent a copy of all notices of adjustments (and certificates related thereto) transmitted to each Holder.

          Before taking any action which would cause an adjustment pursuant to
Article 4 to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Company shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price as so adjusted.

          SECTION 3.08.  Compliance with Law.  Notwithstanding anything in this
                         -------------------
Agreement to the contrary, in no event shall a Holder be entitled to exercise a Warrant unless (i) a registration statement filed under the Securities Act in respect of the issuance of the Warrant Shares is then effective or (ii) (A) in the opinion of counsel to the Company addressed to the Warrant Agent the exercise of such Warrants is exempt from the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the States or other jurisdictions in which such holders reside and (B) each certificate for Warrant Shares issued upon such exercise shall bear the legend set forth in Section 2.02(c) hereof unless otherwise agreed by the Company and the Holder.

          SECTION 3.09.  Redemption of Warrants.
                         ------------------------

          (a) Commencing on April 1, 2000, the Warrants shall be redeemable in whole or in part by the Company at a price of $.01 per Warrant (the "Redemption Price"), upon not less than 20 nor more than 60 days' prior written notice thereof (the date set for redemption in such notice being a "Redemption Date"), if the closing price of a share of Common Stock on the American Stock Exchange (or such other national securities exchange or the National Association of Securities Dealers' Automated Quotation National Market, as shares of Common Stock may then be listed or admitted for trading) exceeds 125% of the then effective Exercise Price for at least 20 trading days out of a period of 30 consecutive trading days ending not more than 10 calendar days prior to the date of such notice. If the Company shall determine to redeem less than all of the Warrants then outstanding, the Warrant Agent shall determine the Warrants to be redeemed by such manner or method as it shall deem fair and appropriate. In the event that the Company exercises its right to redeem any or all of the Warrants, such Warrants will be exercisable until 5:00 p.m., New York City time, on the applicable Redemption Date.

          (b) The Company shall give notice to the Warrant Agent of any redemption (a "Notice of Redemption") in sufficient time so that the Warrant Agent shall give the Notice of Redemption to all Holders of Warrants, to be redeemed at least 20 days prior to the applicable Redemption Date. Each Notice of Redemption shall: (a) specify the Redemption Date and the

Redemption Price, (b) state that payment of the Redemption Price will be made by the Warrant Agent upon presentation and surrender, to the Warrant Agent of the Warrant Certificates representing the Warrants being redeemed; (c) state the right to exercise the Warrants shall terminate at 5:00 p.m., New York time, on the applicable Redemption Date; and (d) if less than all of the Warrants are to be redeemed, specify the serial numbers or portions of the Warrants to be redeemed. The Company shall also make a prompt public announcement of such redemption of publication in The Wall Street Journal at the time of the Warrant Agent's mailing of the Notice of Redemption.

          (c) On or prior to the opening of business on the Redemption Date, the Company shall deposit with the Warrant Agent cash, or an irrevocable letter of credit issued by a national or state bank and in form reasonably satisfactory to the Warrant Agent, sufficient in amount to purchase all of the Warrants stated in the Notice of Redemption to be redeemed. Payment of the Redemption Price shall be made by the Warrant Agent upon presentation and surrender of the Warrant Certificates representing such Warrants for which Notice of Redemption shall have been duly given and if the Company shall have duly deposited with the Warrant Agent the cash or irrevocable letter of credit required by this Section 3.09, then any Warrants not exercised in accordance with Section 3.04 by 5:00 p.m. New York time, on the Redemption Date shall no longer be deemed to be outstanding, and the Holders thereof will be entitled to receive only the Redemption Price with respect to such Warrants without interest.

                                   ARTICLE 4

                            ANTIDILUTION PROVISIONS
                            -----------------------

          SECTION 4.01.  Changes in Common Stock.  In the event that at any time
                         -----------------------
or from time to time the Company shall (i) pay a dividend or make a distribution to all holders of its Common Stock in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the number of shares of Common Stock issuable upon exercise of each Warrant immediately after the happening of such event shall be adjusted to a number determined by multiplying the number of shares of Common Stock that such holder would have owned or have been entitled to receive upon exercise had such Warrants been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock or other shares of capital stock, immediately prior to the record date therefor) by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately after the happening of the events described above and the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to the happening of the events described above; and subject to Section 4.08 the Exercise Price for each Warrant shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such event by such fraction. An adjustment made pursuant to this Section
4.01 shall become effective immediately after the effective date of such event, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock or other shares of the Company's capital stock.

          SECTION 4.02.  Cash Dividends and Other Distributions.  In the event
                         --------------------------------------
that at any time or from time to time the Company shall distribute to all holders of Common Stock (i) any dividend or other distribution of cash, evidences of its indebtedness, shares of its capital stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in each case, (v) the issuance of any stock purchase rights ("Rights") under the Rights Agreement dated as of December 19, 1995 (the "Rights Agreement") between the Company and American Stock Transfer and Trust Company, as Rights Agent, (w) the issuance of any shares of the Company's Series A Participating Cumulative Preferred Stock, par value $.01 per share upon exercise of Rights, (x) any dividend or distribution described in Section 4.01, (y) any rights, options, warrants or securities described in Section 4.03 and (z) any cash dividends or other cash distributions from current or retained earnings), then the number of shares of Common Stock issuable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock issuable upon the exercise of such Warrant immediately prior to the record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock on the record date for such dividend or distribution and the denominator of which shall be such Current Market Value per share of Common Stock on the record date for such dividend or distribution less the sum of (x) the amount of cash, if any, distributed per share of Common Stock and (y) the fair value (as determined in good faith by the Board, whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a copy of which will be sent to Holders upon request) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription or purchase rights; and subject to
Section 4.08 the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution. No adjustment shall be made pursuant to this
Section 4.02 which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Warrant or increasing the Exercise Price.

          SECTION 4.03.  Rights Issue.  In the event that at any time or from
                         ------------
time to time the Company shall issue rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock, or securities convertible into or exchangeable or exercisable for Common Stock to all holders of Common Stock without any charge, entitling such holders to subscribe for or purchase shares of Common Stock at a price per share that is lower at the record date for such issuance than the then Current Market Value per share of Common Stock, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities that are issued are convertible, exchangeable or exercisable, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company (assuming the exercise or conversion of all such rights, options, warrants or securities) would purchase at the then Current Market Value per share of Common Stock. Subject to Section 4.08, in the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction. Such adjustment shall be made immediately after such rights, options or warrants are issued and shall become effective, retroactive to the record date for the determination of stockholders entitled to receive such rights, options, warrants or securities. No adjustment shall be made pursuant to this Section 4.03 which shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise of each Warrant or of increasing the Exercise Price.

          SECTION 4.04  Issuance of Common Stock or Rights.  In the event that
                        ----------------------------------
at any time or from time to time the Company shall issue (i) shares of Common Stock (subject to the provisions below), (ii) rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock, or (iii) securities convertible into or exchangeable or exercisable for Common Stock (in each case, other than, in connection with the issuance of shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock (x) upon conversion or exercise of the Company's 8% Preferred Stock, ALPA Preferred Stock, IAM Preferred Stock, IFFA Preferred Stock (collectively, the "Employee Preferred Stock") or options granted pursuant to the Company's 1995 Outside Directors' Stock Ownership and Stock Option Plan, 1994 Key Employee Stock Incentive Plan (the "KESIP"), or Employee Stock Incentive Plan (the "ESIP"), in each case which are issued and outstanding as of the date hereof, (y) pursuant to one or more programs providing for the exchange by the Company of 12% Reset Notes for shares of Common Stock (where the applicable exchange ratio from time to time is based upon a discount from the Current Market Value at the time of exchange not to exceed 15%) or (z) pursuant to the exercise of certain additional stock purchase rights under the ESIP providing for the aggregate purchase of additional shares of Common Stock or Employee Preferred Stock (not to exceed an additional aggregate amount of 2% of the then outstanding Common Stock and Employee Preferred Stock over a seven year period) for a per share purchase price not less than 20% below the Current Market Value at the time of issuance, each of the issuances described in clauses (x), (y) and (z) being collectively, the "Exempted Issuances") at a price per share at the record date of such issuance that is less than the then Current Market Value per share of Common Stock, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such sale or issuance plus the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities that are issued are convertible, exchangeable or exercisable, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the

Company (assuming the exercise or conversion of all such rights, options, warrants or securities, if any) would purchase at the then Current Market Value per share of Common Stock; and subject to Section 4.08 the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction. Such adjustments shall be made whenever such rights, options or warrants or convertible securities are issued. No adjustment shall be made pursuant to this Section 4.04 which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each warrant or of increasing the Exercise Price.

          SECTION 4.05.  Combination; Liquidation.  (a)  Except as provided in
                         ------------------------
Section 4.05(b), in the event of a Combination, each Holder shall have the right to receive upon exercise of the Warrants the kind and amount of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such Warrant been exercised immediately prior to such event. Unless paragraph (b) is applicable to a Combination, the Company shall provide that the surviving or acquiring Person (the "Successor Company") in such Combination will enter into an agreement with the Warrant Agent confirming the Holders' rights pursuant to this Section 4.05(a) and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article
4. The provisions of this Section 4.05(a) shall similarly apply to successive Combinations involving any Successor Company.

          (b) In the event of (i) a Combination where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (ii) the dissolution, liquidation or winding-up of the Company, the holders of the Warrants shall be entitled to receive, upon surrender of their Warrant Certificates, distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price.
In case of any Combination described in this Section 4.05(b), the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly with the Warrant Agent the funds, if any, necessary to pay to the holders of the Warrants the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Warrant Agent is required to deliver a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrants.

          SECTION 4.06.  Other Events.  If any event occurs as to which the
                         ------------
foregoing provisions of this Article 4 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock issuable upon exercise of any Warrant.

          SECTION 4.07.  Superseding Adjustment.  Upon the expiration of any
                         ----------------------
rights, options, warrants or conversion or exchange privileges which resulted in adjustments pursuant to this Article 4, if any thereof shall not have been exercised, the number of Warrant Shares issuable upon the exercise of each Warrant shall be readjusted pursuant to the applicable section of Article 4 as if (A) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (B) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; provided, however, that no such readjustment shall (except by reason of an intervening adjustment under Section 4.01) have the effect of decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant or increase the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

          SECTION 4.08.  Minimum Adjustment.  The adjustments required by the
                         ------------------
preceding Sections of this Article 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of Warrants that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the Exercise Price or the number of shares of Common Stock issuable upon exercise of Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article 4 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this
Article 4, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

          SECTION 4.09.  Notice of Adjustment.  Upon any adjustment of the
                         --------------------
Exercise Price or the number of shares of Common Stock and other property, if any, issuable upon exercise of the Warrants, the Company shall promptly thereafter give a written certificate of the Company to the Warrant Agent of such adjustment or adjustments. In addition, the Company at its sole expense shall, within 90 calendar days following the end of each fiscal year of the Company during which any Warrants remaining outstanding, cause to be delivered to the Warrant Agent a certificate of a firm of independent accountants selected by the Board (who may be the regular accountants employed by the Company) setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the Board determined the fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights and (ii) the Current Market Value of the Common Stock was determined, if either of such determinations were required), and specifying the Exercise Price and the number of shares of Common Stock issuable upon exercise of Warrants after giving effect to such adjustment. The Company shall promptly cause the Warrant Agent to mail a copy of such certificate to each Holder in accordance with Section 7.06. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value of any shares of Common Stock, evidences of indebtedness, warrants, options, or other securities or property.

          SECTION 4.10.  Notice of Certain Transactions.  In the event that the
                         ------------------------------
Company shall propose to (a) pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (b) offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) issue any (i) shares of Common Stock, (ii) rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock, or (iii) securities convertible into or exchangeable or exercisable for Common Stock (in each case, other than, in connection with the issuance of Exempted Securities), (d) effect any capital reorganization, reclassification, consolidation or merger, (e) effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company or (f) make a tender offer or exchange offer with respect to the Common Stock, the Company shall within 5 days send to the Warrant Agent and the Warrant Agent shall within 5 days send the Holders a notice (in such form as shall be furnished to the Warrant Agent by the Company) of such proposed action or offer, unless the giving of such notice would cause the Company to be in violation of any applicable law or regulation. Such notice shall be mailed by the Warrant Agent to the Holders at their addresses as they appear in the Certificate Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment pursuant to Article 4 which will be required as a result of such action. Such notice shall be given as promptly as possible and (x) in the case of any action covered by clause (a) or (b) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

          SECTION 4.11.  Adjustment to Warrant Certificate.  The form of Warrant
                         ---------------------------------
Certificate need not be changed because of any adjustment made pursuant to this
Article 4, and

Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock issuable upon exercise of the Warrants as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

                                   ARTICLE 5

                              REGISTRATION RIGHTS
                              -------------------

          SECTION 5.01.  Effectiveness of Registration Statement.  Subject to
                         ---------------------------------------
Section 5.02, the Company shall use its best efforts to cause to be filed pursuant to Rule 415 (or any successor provision) of the Securities Act not later than 60 days after the Issue Date, a shelf registration statement relating to the offer and sale of the Warrants and the Warrant Shares by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such registration statement and covering the issuance of Warrant Shares by the Company to the Holders upon exercise of the Warrants (the "Warrant Shelf Registration Statement"). The Company shall use its reasonable best efforts to cause the Warrant Shelf Registration Statement to be declared effective on or before 120 days after the Issue Date, and to cause the Warrant Shelf Registration Statement to remain effective with respect to the offer and sale of the Warrants and the Warrant Shares by the Holders thereof until the latest of (i) such time as all Warrants have been sold thereunder,
(ii) two years after its effective date and (iii) such time as all of the Warrants and Warrant Shares can be sold by the Holders thereof without restriction under the Securities Act and with respect to the issuance of Warrant Shares by the Company to the Holders upon exercise of the Warrants until the earliest of (x) such time as all of the Warrants have been exercised, (y) the Expiration Date and (z) in the event that the Company has exercised its right to redeem all of its then currently outstanding Warrants pursuant to Section 3.09 hereof and has deposited with the Warrant Agent in accordance with Section 3.09
(c) hereof cash or an irrevocable letter of credit issued by a national or state bank sufficient in amount to purchase all of the then currently outstanding Warrants, on the business day immediately following the Redemption Date with respect to all such outstanding Warrants. In connection with the Warrant Shelf Registration Statement, (i) the Company shall furnish to the Warrant Agent, prior to the filing with the Commission, a copy of the Warrant Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the prospectus included therein and shall use its reasonable best efforts to reflect in each such document, when filed with the Commission, such comments as the Warrant Agent may reasonably propose, (ii) the Company shall furnish to each Holder, without charge, at least one copy of the Warrant Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those incorporated by reference), (iii) the Company shall, for so long as the Warrant Shelf Registration Statement is effective, deliver to each Holder, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Warrant Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request, and the Company consents to the proper use of the prospectus therein and any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Warrants or the Warrant Shares, as the case may be, covered by such prospectus and any amendment or supplement thereto, (iv) the Company may require each Holder of Warrants or Warrant Shares to be sold pursuant to the Warrant Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Warrants or Warrant Shares as the Company may from time to time reasonably request for inclusion in such Registration Statement, (v) the Company shall, if requested, promptly incorporate in a prospectus supplement or post-effective amendment to the Warrant Shelf Registration Statement such information as a majority in interest of the Holders reasonably agree should be included therein and shall make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment, (vi) the Company shall enter into such agreements (including underwriting agreements) as are appropriate, customary and reasonably necessary in connection with the Warrant Shelf Registration Statement and (vii) the Company shall (A) make available all material customary for reasonable due diligence examinations in connection with the Warrant Shelf Registration Statement, (B) make such representations and warranties to the Holders of Warrants and Warrant Shares and the underwriters, if any, as are customary and reasonable in connection with the Warrant Shelf Registration Statement, (C) obtain such opinions of counsel to the Company addressed to and reasonably satisfactory to the Holders as are customary and reasonable in connection with the Warrant Shelf Registration Statements and (D) obtain such "comfort" letters and updates thereof from the independent certified public accountants of the Company addressed to the Holders as are customary and reasonable in connection with the Warrant Shelf Registration Statements. The Company will furnish the Warrant Agent with current prospectuses meeting the requirements of the Securities Act in sufficient quantity to permit the Warrant Agent to deliver, at the Company's expense, a prospectus to each holder of a Warrant upon the exercise thereof. The Company shall promptly inform the Warrant Agent of any change in the status of the effectiveness or availability of the Warrant Shelf Registration Statement.

          SECTION 5.02.  Suspension.  During any consecutive 365-day period, the
                         ----------
Company shall be entitled to suspend the availability of the Warrant Shelf Registration Statement for up to two 45 consecutive-day periods (except during the 45 consecutive-day period immediately prior to the Expiration Date) if the Company's Board determines in the exercise of its reasonable judgment that there is a valid business purpose for such suspension and provides notice that such determination was made by the Company's board to the holders of the Warrants: provided however. that in no event shall the Company be required to disclose the business purpose for such suspension if the Company determines in good faith that such business purpose must remain confidential.

          SECTION 5.03.  Blue Sky.  The Company shall use its reasonable best
                         --------
efforts to register or qualify the Warrants and the Warrant Shares under all applicable securities laws, blue sky laws or similar laws of all jurisdictions in the United States in which any Holder of Warrants may or may be deemed to purchase Warrants or Warrant Shares and shall use its reasonable best efforts to maintain such registration or qualification with respect to the offer and sale of the Warrants and the Warrant Shares by the Holders thereof until the latest of (i) such time as all Warrants have been sold under the Warrant Shelf Registration Statement, (ii) two years after the effective date of the Warrant Shelf Registration Statement and (iii) such time as all of the Warrants and Warrant Shares can be sold by the Holders thereof without restriction under the Securities Act and with respect to the issuance of Warrant Shares by the Company to the Holders upon exercise of the Warrants until the earliest of (x) such time as all of the Warrants have been exercised, (y) the Expiration Date and (z) in the event that the Company has exercised its right to redeem all of its then currently outstanding Warrants pursuant to
Section 3.09 hereof and has deposited with the Warrant Agent in accordance with
Section 3.09 (c) hereof, cash or an irrevocable letter of credit issued by a national or state bank sufficient in amount to purchase all of the then currently outstanding Warrants, on the business day immediately following the Redemption Date with respect to all such outstanding Warrants; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.03 or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

          SECTION 5.04.  Accuracy of Disclosure.  The Company represents and
                         ----------------------
warrants to each Holder and agrees for the benefit of each Holder that (i) the Warrant Shelf Registration Statement and any amendment thereto will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; and (ii) the prospectus furnished to such Holder for delivery in connection with the sale of Warrants, the exercise of Warrants and/or the sale of Warrant Shares and the documents incorporated by reference therein will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall have no liability under clauses (i) or (ii) of this Section 5.04 with respect to any such untrue statement or omission made in the Warrant Shelf Registration Statement in reliance upon and in conformity with information furnished to the Company by or on behalf of the Holders specifically for inclusion therein.

          SECTION 5.05.  Indemnification.  (a) In connection with the Warrant
                         ---------------
Shelf Registration Statement, the Company agrees to indemnify and hold harmless each Holder of the Warrants and the Warrant Shares and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder and such controlling persons being referred to collectively as the "indemnified parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including but not limited to any losses, claims, damages, liabilities or actions relating to purchases and sales of the Warrants or the Warrant Shares) to which each indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Warrant Shelf Registration Statement or prospectus or in any amendment or supplement thereto, or arise out of, or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse the indemnified parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Warrant Shelf Registration Statement or any preliminary or final prospectus or in any amendment or supplement thereto in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein, (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any prospectus relating to the Warrant Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any person as to which there is a prospectus delivery requirement (a "Delivering Seller") that sold the securities to the person asserting any such losses, claims, damages or liabilities to the extent that any such loss, claim, damage or liability of such Delivering Seller results from the fact that there was not sent or given to such person, on or prior to the written confirmation of such sale, a copy of the relevant prospectus, as amended and supplemented, provided that (I) the Company shall have previously furnished copies thereof to such Delivering Seller in accordance with this Agreement and (II) such furnished prospectus, as amended and supplemented, would have corrected any such untrue statement or omission or alleged untrue statement or omission, and (iii) this indemnity agreement will be in addition to any liability which the Company may otherwise have to such indemnified party. The Company shall also indemnify underwriters, selling brokers, dealer-managers and similar securities industry professionals participating in the distribution (in each case as described in the Warrant Shelf Registration Statement), their officers and directors and each person who controls such persons within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Warrants and Warrant Shares if requested by such Holders.

          (b) In connection with the Warrant Shelf Registration Statement, each Holder of the Warrants, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Warrant Shelf Registration Statement or preliminary or final prospectus or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

          (c) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above, except to the extent that it is prejudiced or harmed in any material respect by failure to give such prompt notice. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with one counsel (and local counsel as necessary) reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, not to be unreasonably withheld, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. No indemnifying party shall be liable for any amounts paid in settlement of any action or claim without its written consent, which consent shall not be unreasonably withheld.

          (d) If the indemnification provided for in this section is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or
(b) above for any reason other than as provided in subsection (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified person, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 5(d), the Holders shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Warrants or the Warrant Shares pursuant to the Warrant Shelf Registration Statement exceeds the amount of damages which such Holders would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each officer, director, employee, representative and agent of an indemnified party and each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party, and each officer, director, employee, representative and agent of the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

          (e) The agreements contained in this section shall survive the sale of the Warrants and the Warrant Shares pursuant to the Warrant Shelf Registration Statement, and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

          SECTION 5.06.  Additional Acts.  If the sale of Warrants or the
                         ---------------
issuance or sale of the Warrant Shares requires registration or approval of any governmental authority (other than the registration requirements under the Securities Act), or the taking of any other action under the laws of the United States of America or any political subdivision thereof before such securities may be validly offered or sold in compliance with such laws, then the Company covenants that it will, in good faith and as expeditiously as reasonably possible, use commercially reasonable efforts to secure and maintain such registration or approval or to take such other action, as the case may be.

          SECTION 5.07.  Expenses.  All expenses incident to the Company's
                         --------
performance of or compliance with its obligations under this Article 5 will be borne by the Company, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all reasonable fees and expenses incurred in connection with compliance with state securities or blue sky laws, (iii) all expenses of any Persons incurred by or on behalf of the Company in preparing or assisting in preparing, printing and distributing the Warrant Shelf Registration Statement or any other registration statement, prospectus, any amendments or supplements thereto and other documents relating to the performance of and compliance with this Article 5, (iv) the fees and disbursements of the Warrant Agent, (v) the fees and disbursements of counsel for the Company and the Warrant

Agent and (vi) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or comfort letters required by or incident to such performance and compliance.

          SECTION 5.08.  Liquidated Damages.
                         ------------------

          (a) If (i) on or prior to 60 days after the Issue Date, the Warrant Shelf Registration Statement has not been filed with the SEC, (ii) on or prior to 120 days after the Issue Date, the Warrant Shelf Registration Statement has not been declared effective, or (iii) after the Warrant Shelf Registration Statement is declared effective, such registration statement thereafter ceases to be effective or usable in connection with issuances of Warrant Shares and resales of Warrants and Warrant Shares in accordance with and during the periods specified in Sections 5.01 and 5.02 of this Warrant Agreement (each such event referred to in clauses (i), (ii) and (iii) above shall be referred to as a "Warrant Registration Default"), the Company shall pay liquidated damages ("Warrant Liquidated Damages") to each Holder of Transfer Restricted Warrants (as defined below) or Transfer Restricted Warrant Shares (as defined below) during the first 90-day period immediately following such Warrant Registration Default in an amount equal to $0.01 per week per Transfer Restricted Warrant or $0.0025 per week per Transfer Restricted Warrant Share held by such Holder. The amount of Warrant Liquidated Damages payable by the Company shall increase by an additional $0.01 per week per Transfer Restricted Warrant or $0.0025 per week per Transfer Restricted Warrant Share for each subsequent 90-day period until the Warrant Shelf Registration Statement is declared effective or such registration statement again becomes effective, as the case may be, up to a maximum amount of Warrant Liquidated Damages with respect to any Warrant Registration Default of $0.05 per week per Transfer Restricted Warrant or $0.0125 per week per Transfer Restricted Warrant Share. All accrued Warrant Liquidated Damages payable by the Company to Holders pursuant to this Section
5.08 shall be paid in cash quarterly in arrears on the next succeeding January 1, April 1, July 1 and October 1, as the case may be (each a "Liquidated Damages Payment Date"), to Holders of record as of a record date determined by the Company which is not less than 10 nor more than 30 days prior to any such Liquidated Damages Payment Date.

          (b) "Transfer Restricted Warrants" and "Transfer Restricted Warrant Shares" means each Warrant or Warrant Share, as the case may be, until (i) the date on which such Transfer Restricted Warrant or Transfer Restricted Warrant has been effectively registered under the Securities Act and disposed of in accordance with the Warrant Shelf Registration Statement or (ii) the date on which such Transfer Restricted Warrant or Transfer Restricted Warrant Share is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

                                   ARTICLE 6

                                 WARRANT AGENT
                                 -------------

          SECTION 6.01.  Appointment of Warrant Agent.  The Company hereby
                         ----------------------------
appoints the Warrant Agent to act as agent for the Company in accordance with the provisions of this Agreement and the Warrant Agent hereby accepts such appointment.

          SECTION 6.02.  Rights and Duties of Warrant Agent.  (a)  Agent for the
                         ----------------------------------        -------------
Company.  In acting under this Warrant Agreement and in connection with the
-------
Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

          (b) Counsel.  The Warrant Agent may consult with counsel satisfactory
              -------
to it (who may be counsel to the Company), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

          (c) Documents.  The Warrant Agent shall be protected and shall incur
              ---------
no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

          (d) No Implied Obligations.  The Warrant Agent shall be obligated to
              ----------------------
perform only such duties as are specifically set forth herein and in the Warrant Certificates, and no implied duties or obligations of the Warrant Agent shall be read into this Agreement or the Warrant Certificates. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Agreement or for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

          (e) Not Responsible for Adjustments or Validity of Stock.  The Warrant
              ----------------------------------------------------
Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the number of shares of Common Stock issuable upon exercise of each Warrant or the Exercise Price, or with respect to the nature or extent of any adjustment when made or with respect to the method employed or provided to be employed herein or in any supplemental agreement in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to
Article 4, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Article 4, or to comply with any of the covenants of the Company contained in Article 4.

          SECTION 6.03.  Individual Rights of Warrant Agent.  The Warrant Agent
                         ----------------------------------
and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its affiliates or become pecuniarily interested in transactions in which the Company or its affiliates may be interested, or contract with or lend money to the Company or its affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          SECTION 6.04.  Warrant Agent's Disclaimer'.  The Warrant Agent shall
                         ---------------------------
not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon.

          SECTION 6.05.  Compensation and Indemnity.  The Company and the
                         --------------------------
Warrant Agent have entered into an agreement pursuant to which the Company agrees to pay the Warrant Agent from time to time reasonable compensation for its services and to reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the Warrant Agent's agents and counsel. The Company shall indemnify the Warrant Agent against any loss, liability or expense (including agents' and attorneys' fees and expenses) incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or performance of its duties under this Agreement. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through willful misconduct, negligence or bad faith. The Company's payment obligations pursuant to this Section 6.05 shall survive the termination of this Agreement.

          To secure the Company's payment obligations under this Agreement, the Warrant Agent shall have a lien prior to the Holders on all money or property held or collected by the Warrant Agent.

          SECTION 6.06.  Successor Warrant Agent.  (a)  The Company to Provide
                         -----------------------        ----------------------
Warrant Agent.  The Company agrees for the benefit of the Holders that there
-------------
shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

          (b) Resignation and Removal.  The Warrant Agent may at any time resign
              -----------------------
by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 60 days after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be less than 60 days after such notice is given unless the Warrant Agent otherwise agrees. Any removal under this Section 6.06 shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent.

          (c) The Company to Appoint Successor.  In the event that at any time
              --------------------------------
the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency or similar law, or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law, or a decree order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing filed with the successor Warrant Agent.
Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be the Warrant Agent hereunder; provided, however, that in the event of the resignation of the Warrant Agent hereunder, such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent's notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

          (d) Successor To Expressly Assume Duties.  Any successor Warrant Agent
              ------------------------------------
appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor

Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

          (e) Successor by Merger.  Any corporation into which the Warrant Agent
              -------------------
hereunder may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE 7

                                 MISCELLANEOUS
                                 -------------

          SECTION 7.01.  SEC Resorts and Other Information.  Notwithstanding
                         ---------------------------------
that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, for so long as any Warrants remain outstanding, the Company shall file with the SEC at the times specified under Sections 13 and 15(d) of the Exchange Act such annual reports and such information, documents and other reports as are specified in such Sections of the Exchange Act and applicable to a U.S. corporation subject to such Sections, shall provide such reports and information to the Warrant Agent as promptly as practicable thereafter and shall provide such reports and information to the registered Holders of any outstanding Warrants at the same time and in the same manner as provided generally to the shareholders of the Company.

          SECTION 7.02.  Persons Benefiting.  Except as set forth in Section
                         ------------------
5.05 of this Warrant Agreement, nothing in this Warrant Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this agreement or any part hereof.

          SECTION 7.03.  Rights of Holders.  Holders of unexercised Warrants are
                         -----------------
not entitled to (i) receive dividends or other distributions, (ii) receive notice of or vote at any meeting of the stockholders, (iii) consent to any action of the stockholders, (iv) receive notice as stockholders of any other proceedings of the Company, (v) exercise any preemptive rights or (vi) exercise any other rights whatsoever as stockholders of the Company.

          SECTION 7.04.  Amendment.  This Warrant Agreement may be amended by
                         ---------
the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Warrant Agreement as the Company and the Warrant Agent may deem necessary or desirable (including without limitation any addition or modification to provide for compliance with the transfer restrictions set forth herein); provided, however, that such action shall not adversely affect the rights of any of the Holders. Any amendment or supplement to this Warrant Agreement that has an adverse effect on the interests of the Holders shall require the written consent of the Holders of a majority of the then outstanding Warrants. The consent of each Holder affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares issuable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided herein). In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent shall be protected in relying on any such direction, waiver or consent, only Warrants which the Warrant Agent knows are so owned shall be so disregarded. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination.

          SECTION 7.05.  Notices.  Any notice or communication shall be in
                         -------
writing and delivered in Person or mailed by first-class mail addressed as follows:

          if to the Company:

          One City Centre
          515 N. Sixth Street
          St. Louis, Missouri  63101
          Attention: President

          with a copy (which shall not constitute notice) to:

          Smith, Gambrell & Russell
          Suite 3100, Promenade II
          1230 Peachtree Street, N.E.
          Atlanta, Georgia  30309-3592
          Attention: Howard Turner, Esq.

          if to the Warrant Agent:

          American Stock Transfer & Trust Company
          40 Wall Street
          New York, NY 10005

          The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the Certificate Register and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 7.06.  Governing Law.  The laws of the State of New York shall
                         -------------
govern this Agreement and the Warrant Certificates.

          SECTION 7.07.  Successors.  All agreements of the Company in this
                         ----------
Agreement and the Warrant Certificates shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.

          SECTION 7.08.  Multiple Originals.  The parties may sign any number of
                         ------------------
copies of this Warrant Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

          SECTION 7.09.  Table of Contents.  The table of contents and headings
                         -----------------
of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          SECTION 7.10.  Severability.  The provisions of this Agreement are
                         ------------
severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

          IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed as of the date first written above.

                                      TRANS WORLD AIRLINES, INC.

                                      by  /s/ Michael J. Lichty
                                        -------------------------------
                                         Name:
                                         Title:

                                    AMERICAN STOCK TRANSFER & TRUST COMPANY, as
                                    Warrant Agent,

                                      by  /s/ H.J. Lemmer
                                        --------------------------------
                                         Name:  H.J. Lemmer
                                         Title:  Vice President

                                                                       EXHIBIT A


                     [FORM OF FACE OF WARRANT CERTIFICATE]

THE WARRANTS REPRESENTED BY THIS CERTIFICATE WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT AT MATURITY OF 12% SENIOR SECURED NOTES DUE 2002 OF TRANS WORLD AIRLINES, INC. (THE "NOTES") AND ONE WARRANT. PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EARLIEST OF (i) JUNE 29, 1997, (ii) THE DATE ON WHICH AN EXCHANGE OFFER REGISTRATION STATEMENT OR OF A SHELF REGISTRATION STATEMENT FOR THE NOTES IS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION OR (iii) OR SUCH EARLIER DATE, AS PAINEWEBBER INCORPORATED MAY, IN ITS DISCRETION, DEEM APPROPRIATE, THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE NOTES.

THE COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF THE COMPANY FOR WHICH THIS WARRANT IS EXERCISABLE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. ACCORDINGLY, NO HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC, OR (ii) THE ISSUANCE OF SUCH SHARES IS PERMITTED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THESE SECURITIES BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE WHICH IS THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE AND THE LAST DATE ON WHICH THE CORPORATION OR ANY AFFILIATE OF THE CORPORATION WAS THE OWNER OF THESE SECURITIES (OR ANY PREDECESSOR OF THESE SECURITIES) ONLY (A) TO THE CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE CORPORATION'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE, OR TRANSFER (i) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND

OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THESE SECURITIES IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2),
(3) OR (7) UNDER THE SECURITIES ACT) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH
REGULATION S.

No.  [          ]                         Certificate for ____ Warrants

                REDEEMABLE WARRANTS TO PURCHASE COMMON STOCK OF
                           TRANS WORLD AIRLINES, INC.

          THIS CERTIFIES THAT [                         ], or its registered
assigns, is the registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Trans World Airlines, Inc., a Delaware corporation ("the Company"), 126.26 shares of Common Stock, par value of $0.01 per share, of the Company (the "Common Stock") at the per share exercise price of $7.92 (the "Exercise Price"). This Warrant Certificate shall terminate and become void as of the close of business on April 1, 2002 (the "Expiration Date") or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

          This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of March 31, 1997 (the "Warrant Agreement"), between the Company and American Stock Transfer & Trust Company (the "Warrant Agent", which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the

Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent at 40 Wall Street, New York, New York 10005, attention Corporate Trust Department.

          Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part by presentation of this Warrant Certificate with the Election to Purchase attached hereto duly executed and with the simultaneous payment of the Exercise Price (subject to adjustment) to the Warrant Agent for the account of the Company at the office of the Warrant Agent. At the option of the Holder, payment of the Exercise Price may be made either (i) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose or
(ii) prior to the maturity of the Notes, by the surrender to the Company for cancellation of Notes with a principal amount equal to the aggregate Exercise Price for all shares issuable upon exercise of such Warrant. If payment of the Exercise Price is to be made by the cancellation of Notes, the holder of such Note shall not be entitled to receive or otherwise be credited with, and by surrendering such Note for cancellation expressly waives any and all rights to receive or otherwise be credited with, any accrued but unpaid interest on, or liquidated damages with respect to, such tendered Note.

          As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time on or after March 31, 1998; provided, however, that Holders of Warrants will be able to exercise their Warrants only if a Shelf Registration Statement relating to the Warrant Shares is effective or the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933 and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside; provided further, however, that no Warrant shall be exercisable after the Expiration Date.

          Commencing April 1, 2000, the Company may, under certain circumstances set forth in the Warrant Agreement, redeem outstanding Warrants, in whole or in part, upon not less than 20 nor more than 60 days' prior written notice to the registered Holder hereof, at a price of $.01 per Warrant. Payment of such Redemption Price will be made by the Warrant Agent upon presentation and surrender of this Warrant Certificate to the Warrant Agent in the City of New York, New York. If fewer than all Warrants represented by this Warrant Certificate are redeemed, the Warrant Agent will issue a new Warrant Certificate representing the number of Warrants remaining in the name of the registered Holder hereof following such redemption. Any Warrants which are not exercised by 5:00 p.m., New York time on the Redemption Date shall no longer be deemed to be outstanding and the Holders thereof will be entitled to receive only the Redemption Price with respect to such Warrants without interest.

          In the event the Company enters into a Combination, the Holder hereof will be entitled to receive upon exercise of the Warrants the kind and amount of shares of capital stock or other securities or other property of such surviving entity as the Holder would have been entitled to receive upon or as a result of the combination had the Holder exercised its Warrants immediately prior to such Combination; provided, however, that in the event that, in connection with such Combination, consideration to holders of Common Stock in exchange for their shares is payable solely in cash or in the event of the dissolution, liquidation or winding-up of the Company, the Holder hereof will be entitled to receive such cash distributions as the Holder would have received had the Holder exercised its Warrants immediately prior to such Combination, less the Exercise Price.

          As provided in the Warrant Agreement, the number of shares of Common Stock issuable upon the exercise of the Warrants and the Exercise Price are subject to adjustment upon the happening of certain events.

          The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 2.06 of the Warrant Agreement, but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the Warrant Shares.

          Upon any partial exercise of the Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate representing those Warrants which were not exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the Current Market Value per Warrant Share on the day immediately preceding the date the Warrant is exercised, multiplied by the fraction of a Warrant Share that would be issuable on the exercise of any Warrant.

          All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

          The holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

          Holders of unexercised Warrants are not entitled to (i) receive dividends or other distributions, (ii) receive notice of or vote at any meeting of the Company's stockholders, (iii) consent to any action of the Company's stockholders, (iv) receive notice as stockholders of any other proceedings of the Company, (v) exercise any preemptive rights or (vi) exercise any other rights whatsoever as stockholders of the Company.

          This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

                                          TRANS WORLD AIRLINES, INC.

                                          By
                                             ------------------------------
                                             Title:

[SEAL]

Attest:
        ---------------------------
                 Secretary

DATED:

Countersigned:

AMERICAN STOCK TRANSFER &
TRUST COMPANY, as Warrant Agent,

By
   ---------------------------------
         Authorized Signatory

               FORM OF ELECTION TO PURCHASE WARRANT CERTIFICATES
                (to be executed only upon exercise of Warrants)

                           TRANS WORLD AIRLINES, INC.

          The undersigned hereby irrevocably elects to exercise [      ]
Warrants at an exercise price per Warrant (subject to adjustment) of $      to
acquire [      ] shares of Common Stock, par value $0.01 per share, of Trans
World Airlines, Inc. on the terms and conditions specified within the Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to Trans World Airlines, Inc. and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date: __________, ____



                                    ________________________________/1/
                                    (Signature of Owner)

                                    ________________________________
                                    (Street Address)

                                    ________________________________
                                    (City)     (State)   (Zip Code)

Signature Guaranteed by:


________________________________

THE SIGNATURE(S) SHOULD BE
GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION(Banks,
Stock Brokers, Savings and
Loan Associations, and
Credit Unions) WITH
MEMBERSHIP IN AN APPROVED
SIGNATURE GUARANTEE MEDALLION
PROGRAM PURSUANT TO
S.E.C. RULE 17A-15

--------------
1. The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

Securities and/or check to be issued to:

Please insert social security or identifying number:

     Name:

     Street Address:

     City, State and Zip Code:

Any unexercised Warrants represented by the Warrant Certificate to be issued to:

     Please insert social security or identifying number:

     Name:

     Street Address:

     City, State and Zip Code:

                                                                       EXHIBIT A


                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                      REGISTRATION OF TRANSFER OF WARRANTS

Re: Warrants to Purchase Common Stock (the "Warrants") of Trans World Airlines, Inc. (the "Company")

          This Certificate relates to Warrants held in definitive form by _______________ (the "Transferor").

          The Transferor has requested the Warrant Agent by written order to exchange or register the transfer of a Warrant or Warrants. In connection with such request and in respect of each such Warrant, the Transferor does hereby certify that the Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and that the transfer of this Warrant does not require registration under the Securities Act of 1933, (the "Securities Act") because/*/:


          [ ]  Such Warrant is being transferred to the Company.

          [ ] Such Warrant is being transferred pursuant to an effective Registration Statement under the Securities Act.

          [ ] Such Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in reliance on Rule 144A.

          [ ] Such Warrant is being transferred pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act.

          [ ] Such Warrant is being transferred to an Institutional "Accredited Investor" within the meaning of Subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act.

          [ ] Such Warrant is being transferred in a transaction meeting the requirements of Rule 144 under the Securities Act.

          The Warrant Agent and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.



                                               --------------------------------
                                               [INSERT NAME OF TRANSFEROR]


                                               by
                                                  -----------------------------
Date:
     -------------------------


------------
/*/  Please check applicable box.

                                                                       EXHIBIT B


                                ASSIGNMENT FORM

          For value received __________ hereby sells, assigns and transfers unto

________________________________________________________________________________


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF REGISTERED ASSIGNEE
+---------------------------------------+
|                                       |
+---------------------------------------+

________________________________________________________________________________
         (Please print name and address including zip code of assignee)



________________________________________________________________________________

________________________________________________________________________________
the within Warrant Certificate together with all right, title and interest in the Warrant evidenced thereby, and does hereby irrevocably constitute and appoint _______________ attorney, to transfer Warrant Certificate number _____ of Trans World Airlines, Inc., on the books of Trans World Airlines, Inc., with full power of substitution in the premises.

Dated this _____ day of __________, 19__

Signature:______________________________

Signature Guaranteed by:

THE SIGNATURE(S) SHOULD BE
GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION
(Banks, Stock Brokers, Savings
and Loan Associations, and
Credit Unions) WITH MEMBERSHIP
IN AN APPROVED SIGNATURE GUARANTEE
MEDALLION PROGRAM PURSUANT TO
S.E.C. RULE 17A-15



Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.